UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2019

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Q2 Holdings, Inc. (the "Company") held its 2019 annual meeting of stockholders on June 11, 2019 at which the Company's stockholders approved and adopted amendments (the "Charter Amendments") to the Company's Fourth Amended and Restated Certificate of Incorporation. The Charter Amendments became effective upon the filing of a Fifth Amended and Restated Certificate of Incorporation (the "Restated Charter") with the Secretary of State of the State of Delaware on June 11, 2019 to effect the changes set forth below. The Restated Certificate was previously approved by the Board of Directors of the Company (the "Board"), subject to the adoption of the Company’s stockholders. The Charter Amendments amended the Fourth Amended and Restated Certificate of Incorporation to:

•declassify the Board; and

•	eliminate the supermajority vote requirement for stockholders of the Company to amend the Company's certificate of incorporation or bylaws and replace it with a majority vote standard.

On June 11, 2019, upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the amended and restated bylaws of the Company (the "Restated Bylaws") became effective. The Restated Bylaws were previously approved by the Board, subject to the adoption of the Restated Certificate by the Company’s stockholders. The Restated Bylaws amended the bylaws of the Company previously in effect to:

•declassify the Board; and

•	eliminate the supermajority vote requirement for stockholders of the Company to amend the Company's bylaws and replace it with a majority vote standard.

The foregoing summary of the Restated Charter and the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Charter and the Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on June 11, 2019. Holders of an aggregate of 44,116,136 shares of the Company’s common stock at the close of business on April 24, 2019 were entitled to vote at the meeting, of which 42,820,727, or 97.1%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Class II Directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Michael J. Maples, Sr.	39,467,354	1,344,716	2,008,657
James R. Offerdahl	40,017,292	794,778	2,008,657
R. H. Seale, III	39,540,170	1,271,900	2,008,657

Based on the votes set forth above, all of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstaining
42,564,765	129,343	126,619

Based on the votes set forth above, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified.

Proposal 3: Advisory vote to approve the compensation of the Company's named executive officers.

For	Against	Abstaining	Broker Non-votes
34,591,473	6,081,948	138,649	2,008,657

Based on the votes set forth above, the stockholders approved on an advisory basis the compensation of the Company's named executive officers.

Proposal 4: Approval of amendment to the Company's certificate of incorporation to declassify board of directors.

For	Against	Abstaining	Broker Non-votes
40,688,662	10,277	113,131	2,008,657

Based on the votes set forth above, the stockholders approved an amendment to the Company's certificate of incorporation to declassify the Company's board of directors.

Proposal 5: Approval of amendments to the Company's certificate of incorporation to eliminate certain supermajority voting provisions.

For	Against	Abstaining	Broker Non-votes
40,668,587	32,640	110,843	2,008,657

Based on the votes set forth above, the stockholders approved amendments to the Company's certificate of incorporation to eliminate certain supermajority voting provisions in order for the stockholders of the company to amend the Company's certificate of incorporation or bylaws.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: June 12, 2019	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer